Consulting Agreement

Consulting Agreement (the "Agreement") dated as of June 30, 1997 between UTG Communications (Europe) A.G., with offices at Baarerstrasse 75, Postfach 6302, Zug, Switzerland ("Company") and Telepath, Ltd. with offices at
______________BVI ("Consultant").

      Company desires to engage Consultant to provide the services of Keith Rhea ("KR") outside the United States to perform services for Company and any present or future non United States parent, subsidiary, or affiliate of the Company, (collectively called the "UTG Companies") and Consultant desires to perform such services, on the terms and conditions hereinafter set forth.

      NOW, THEREFORE, in consideration of the premises and covenants set forth herein and for other good and a valuable considerations, the receipt and sufficiency of which are hereby acknowledged.

SECTION 1. Term

      Company agrees to retain Consultant, and Consultant agrees to serve, on the terms and conditions of this Agreement for a period commencing July 7, 1997 (the "Commencement Date") and ending on July 7, 2000, or such shorter period as may be provided for herein.

The period during which Consultant is retained hereunder is hereinafter referred to as the "Consulting Period".

SECTION 2. Duties and Services

      During the Consulting Period, Consultant shall provide the services of KR for up to 40% of his business time to perform such duties as Company may request and require.

SECTION 3. Compensation

      Fee. Company shall pay Consultant, during the Consulting Period, an annual consulting fee of $80,000 ("Fee"), payable in equal, bi-weekly installments in U.S. dollars. The parties agree that Consultant is acting as an independent contractor and that Consultant is solely responsible for the payment of all taxes with respect to the Fee.

SECTION 4. Expenses

      Consultant shall be entitled to reimbursement within thirty (30) days for reasonable travel and other out-of-pocket expense necessarily incurred in the performance of its duties hereunder, upon submission and approval of written statements and bills in accordance with the regular procedures of the Company.

SECTION 5. Representations and Warranties of Consultant

      Consultant represents and warrants to Company that (a) neither Consultant nor KR is under any contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of its duties hereunder, or the other rights of the Company hereunder and (b) KR is under no physical or mental disability that would hinder his performance of duties under this Agreement.

SECTION 6. Patents, Etc.

      Any interest in patents, patent applications, inventions, technological innovations, copyrights, copyrightable works, developments, discoveries, designs, and processes related to the business of Company ("Such Inventions") which shall belong to Company as soon as Consultant owns, conceives of, or develops any Such Invention, it agrees immediately to communicate such fact in writing to the Secretary of Company, but at Company's expense, forthwith upon request of the Company, Consultant shall execute all such assignments and other documents (including applications for patents, copyrights, trademarks, and assignments thereof) and take all such other action as the Company may reasonably request in order (a) to vest in the Company all Consultant's; right, title, and interest, pledges, charges, and encumbrances ("Liens") and (b), if patentable or copyrightable, to obtain patents or copyrights (including extensions and renewals) therefore in any and all countries in such name as the company shall determine.

SECTION 7. Confidential Information

      All confidential information (including, without limitation, trade secrets, know how, proprietary information, price lists, marketing plans and customer lists), which Consultant may now possess, may obtain during or after the Consulting Period, or may create prior to the end of the Consulting Period relating to the business of Company or of any customer or supplier of Company shall not be published, disclosed, or made accessible by Consultant to any other person, firm, or corporation either during or after the termination of his employment or used by him except during the Consulting Period for the benefit of Company without the prior written permission of Company. Consultant shall return all tangible evidence of such confidential information to Company prior to or at the termination of its services.

SECTION 8. Termination

      This Agreement shall terminate on the date that the employment of KR by UTG Communications International Inc. ("UTG") occurs. As of such date, Company shall have no continuing obligations to Consultant under this Agreement except for accrued obligations through the date of termination. If termination by UTG requires the payment of an additional six months salary to KR under the Employment Agreement, then in such event Consultant shall be entitled to the payment of an additional six months of consulting fees under this Agreement.

SECTION 9. Modification

      This Agreement sets forth the entire understanding of the parties with


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

respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

SECTION 10. Notices

      Any notices or other communication required or permitted by this Agreement shall be sufficiently given if delivered in person, by courier, or if sent by registered or certified mail, postage prepaid, return receipt requested, or by Express Mail, or similar overnight delivery service, or by facsimile transmission (followed by telephone communication and hard copy), at the address set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this
Section 14). Any such notice or communication shall be deemed given (1) if sent by certified or registered mail, return receipt requested, postage prepaid, five calendar days after being deposited in the United States mail, postage prepaid;
(2) if sent by Express Mail, Federal Express or similar overnight delivery service for next Business Day delivery, the next Business Day after being entrusted to such service, with delivery charges prepaid or charged to the sender's account; (3) if sent by facsimile transmission, on the date sent and
(4) if delivered in person, by courier, on the date of delivery.

SECTION 11. Waiver

      Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of such provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

SECTION 12. Binding Effect

      Consultant's right and obligations under this Agreement shall not be transferable by assignment or otherwise, such rights shall not be subject to commutation, encumbrance, or the claims of Consultant's creditors, and any attempt to do any of the forgoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of Consultants and his heirs and personal representatives and shall be binding upon and inure to the benefit of the Company and its successors.

SECTION 13. Headings.

      The headings in this Agreement are solely for the convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

SECTION 14. Counterparts, Governing Law


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

      This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. This Agreement shall be governed by and construed in accordance with the laws of Switzerland, without giving effect to any conflict of laws rule which would have the substantive law of any other state or country apply to the subject matter hereof.


IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

UTG Communications (Europe) A.G.


by: /s/ Fritz Wolff
   --------------------------------
   Fritz Wolff, President



Telepath, Ltd

By: /s/ Keith Rhea
   --------------------------------

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